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                                                              EXHIBIT 10.(n)


                                   MAPCO INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                   ARTICLE I

                                  INTRODUCTION

         The Supplemental Executive Retirement Plan (the "SERP") of MAPCO Inc. ("MAPCO") has been adopted to provide supplemental benefits to selected officers and key employees of a Participating Company in excess of those provided by the MAPCO Qualified Plans (as defined below). The purpose of the SERP is to attract and retain in the employ of MAPCO and its participating subsidiaries officers and key employees of superior ability. This SERP is an amendment, restatement, and continuation of the MAPCO Inc. Retirement Benefit Replacement Plan and is generally effective as of January 1, 1986 (the "Effective Date") but the provisions of Article V shall be effective as of June 15, 1987.


                                   ARTICLE II

                                  DEFINITIONS

         2.1 Change in Control. For purposes of this SERP, a "Change in Control" shall be deemed to have occurred if (i) the members of the Board of Directors of MAPCO at the beginning of any consecutive twenty-four calendar month period cease for any reason to constitute at least seventy-five percent of the members of such Board, unless the election, or the nomination for election by MAPCO's stockholders, of each new director was approved by a vote of at least seventy-five percent of the members of such Board then

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still in office who were members of such Board at the beginning of such twenty-four calendar month period; or (ii) any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding MAPCO, any of its subsidiaries or any employee benefit plan of MAPCO or any of its subsidiaries) is or becomes without the prior approval of the Board of Directors of MAPCO, the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of MAPCO representing twenty-five percent or more of the combined voting power of MAPCO's then outstanding securities; or
(iii) the stockholders of MAPCO shall approve a definitive agreement (1) for the merger or other business combination of MAPCO with or into another corporation a majority of the directors of which were not directors of MAPCO immediately prior to the merger and in which the stockholders of MAPCO immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation or (2) for the sale or other disposition of all or substantially all of the assets of MAPCO.

         2.2 Compensation Committee means that particular committee which is appointed by the Board of Directors of MAPCO from among their own members, and to which has been delegated authority to adopt and amend certain executive compensation plans and perform certain other functions,





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including functions relating to the compensation of officers and employees of
MAPCO and its subsidiary companies.

         2.3 Deferral of Compensation Form means the form used by each Participant to indicate the percentage of his Salary Compensation to be deferred during the next calendar year (or shorter period if applicable) as described in Article V.

         2.4 Employee means any person who is employed by a Participating Company as a common law employee.

         2.5 MAPCO Qualified Plans means the MAPCO Pension Plan, the MAPCO Employees' Profit Sharing Plan, the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan (the "Savings Plan") and the MAPCO Employees' Stock Ownership Plan (the "ESOP"), all of which are intended to be "qualified plans" under the Internal Revenue Code.

         2.6 Participant means an Employee of a Participating Company who meets the eligibility requirements of this SERP as stated in Section 3.1.

         2.7 Participating Company means MAPCO and each direct or indirect subsidiary that MAPCO's Chief Executive Officer designates as participating in the SERP.

         2.8     Plan Administrator means MAPCO, as provided in Section 7.1.

         2.9 Salary Compensation means the basic salary or wage which a Participant is paid for the performance of duties during or properly allocable to such portion of the calendar year as he is a Participant hereunder, including pre-tax contributions to the MAPCO Inc. and Subsidiaries Profit





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Sharing and Savings Plan ("Savings Plan"), salary reduction amounts contributed to any cafeteria plan established by a Participating Company in accordance with
Section 125 of the Internal Revenue Code, holiday and vacation pay and any payments to a Participant under the off-time benefits plan or the short-term disability plan of a Participating Company, but excluding any other payments such as bonuses, overtime payments, Participating Company payments or reimbursements of business or personal expenses, transportation allowances, insurance premiums, taxable fringe benefits, severance pay and all other extraordinary compensation or amounts allocated to his account from Participating Company contributions to the Savings Plan or this SERP or contributed by such company to any other welfare, deferred compensation or pension benefit plan.

         2.10 SERP Pensionable Earnings means the average earnings of a Participant determined in the same way average earnings are determined under the MAPCO Pension Plan for application of the benefit formula of such plan, being referred to in the MAPCO Pension Plan by the defined terms "Compensation" and "Monthly Rate" (the latter term being applicable only with respect to a participant in such plan who, on December 31, 1975, was a participant in the MidAmerica Pipeline Company Pension Plan); provided, however, that for such purposes (i) the period of consecutive calendar years used to determine such average earnings may differ from the period of consecutive calendar years used under the





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MAPCO Pension Plan, (ii) amounts of compensation deferred by a Participant as permitted under Article V with respect to a completed calendar year of employment shall be counted, (iii) amounts paid or made available to, and deferred by, a Participant under MAPCO's Annual Incentive Compensation Plan in any completed calendar year of employment commencing on or after January 1, 1986 shall also be counted, and (iv) any Tax Law Limitation on the amount of compensation which may be taken into account in determining eligible compensation shall be disregarded.

         2.11 Tax Law Limitations means the limitations on the maximum amounts which can be contributed to, or paid from, and any limitation on the amount of compensation which may be taken into account under, a pension, profit sharing, savings, or employee stock ownership plan which is qualified under
Section 401(a) of the Internal Revenue Code (the "Code") and exempt from taxation under Section 501(a) of the Code, by reason of Section 401(a)(17), 401(k), 401(m), 402(g), 409, 415 and any other similar or successor provisions of such Code which similarly limit contributions to, benefits payable from, or compensation which may be taken into account under such qualified plans.


                                  ARTICLE III

                                 PARTICIPATION

         3.1 Eligibility. Each Employee of a Participating Company who is a participant in any of the MAPCO Qualified Plans and who is also a participant in MAPCO's Annual





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Incentive Compensation Plan shall become a Participant in this SERP.

         3.2 Vesting. Each Participant in this SERP shall be immediately fully vested in amounts credited on behalf of such Participant under Section
4.1 and shall vest in the benefits made available under Section 4.2 at the same time and under the same circumstances as apply to the retirement plan benefits supplemented thereunder.


                                   ARTICLE IV

                     DETERMINATION OF SUPPLEMENTAL BENEFITS

         4.1 Defined Contribution Plan Make-up. Each Participant in the MAPCO Employees' Profit Sharing Plan or the MAPCO Employees' Stock Ownership Plan shall be credited with an amount equal to that amount which would have been contributed on behalf of or allocated to such Participant under such respective qualified plan with respect to a calendar year but for Tax Law Limitations, as described in (a) and (c) respectively, below. Each Participant in the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan with respect to a calendar year shall be credited with the amounts described in (b) below. A book entry account shall be established on behalf of each Participant and such account shall be credited from time to time in a consistent manner determined by the Plan Administrator with amounts which supplement each of the qualified defined contribution plans determined as follows:





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                 (a)      MAPCO Employees' Profit Sharing Plan: An amount equal
         to the amount of Employer contributions and forfeitures which would have been allocated to such Participant under such Plan with respect to a calendar year without regard to the Tax Law Limitations, reduced by the actual allocation for such Participant under such Plan.

                 (b) MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan: (i) An amount equal to the amount of salary deferred by a Participant under the SERP with respect to a calendar year (or shorter period, if applicable) pursuant to Section 5.1; (ii) an amount equal to a dollar for dollar matching contribution by the Participating Company with respect to the amount of salary so deferred by such Participant, limited to an amount required to ensure that the matching contribution made to the SERP for the Participant in any month (or such other period as the Plan Administrator may determine) when added to the matching contribution made to the Savings Plan for the Participant for that month (or such other period mentioned above) shall not exceed the matching contribution which could have been made for the Participant under the Savings Plan for that month (or such other period mentioned above) if the Tax Law Limitations were not taken into account; and (iii) an amount equal to the amount of Employer contributions and forfeitures which would have been allocated to such





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         Participant under such Savings Plan with respect to a calendar year without regard to the Tax Law Limitations, reduced by the actual allocation for such Participant under such Savings Plan.

                 (c) MAPCO Employees' Stock Ownership Plan: An amount equal to the amount of Employer contributions which could have been allocated to such Participant under the ESOP with respect to a calendar year had the Tax Law Limitations not applied, including such Employer contributions as would have been required to match the additional Employee contributions which the Participant could have elected had such limitations not applied, reduced by the actual allocation for such Participant under such Plan.

         4.2 Defined Benefit Plan Replacement Benefit. Subject to Section 6.3, each Participant (or his spouse, contingent pensioner or beneficiary, if applicable) shall be entitled to receive at retirement, death or other separation from employment an amount equal to the pension benefit which would have been payable under the MAPCO Pension Plan (if the Participant participated in such plan) based on SERP Pensionable Earnings and without regard to the Tax Law Limitations, reduced by the actual pension benefit payable to such person under such Plan after applying the Tax Law Limitations.





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                                   ARTICLE V

                            DEFERRAL OF COMPENSATION

         5.1 Excess Salary Deferrals. Subject to the requirement that the aggregate of his deferrals to the Savings Plan and the SERP shall not exceed one hundred percent of his Salary Compensation, each Participant may, prior to the beginning of each calendar year (or, in the case of an Employee who first becomes a Participant during a calendar year or in the calendar year in which this Article V first becomes effective, prior to such shorter period as is designated by the Plan Administrator), make an election designating a percentage of Salary Compensation (or a dollar amount) to be deferred during the next calendar year (or shorter period if applicable) under the SERP. This deferral of Salary Compensation shall be in addition to, and independent of, any deferral of compensation made by the Participant to the Savings Plan. A Deferral of Compensation Form shall be completed by each Participant reflecting the deferral election.


                                   ARTICLE VI

                          COMPANY-MAINTAINED ACCOUNTS

         6.1 Defined Contribution Accounts. The amounts credited to a Participant pursuant to Section 4.1 shall be maintained in an account established for the benefit of such Participant. Each such account shall be adjusted annually or more frequently if the Plan Administrator shall so determine, by crediting interest on the balance in such





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account. The per annum interest to be applied to the balance shall be equal to the one-year Treasury Bill rate, as quoted on the last business day preceding March 15 of each year. The balance shall be credited with said interest annually on a pro rata basis until such balance is paid to the Participant. The annual interest credit will be made on the earlier of the date such balance is paid to the Participant or the last business day preceding March 15 of each year on the balance assumed to have been invested prior to that date.

         6.2 Payment of Account. The full value of a Participant's supplemental benefits under the account described in Section 6.1 shall be payable to such Participant (or his beneficiary, if applicable) if such Participant retires, becomes disabled, dies before retirement, or ceases for any reason to be in the employ of a Participating Company. When a Participant is entitled to a payout from the SERP under this Section (and subject to prior approval by the Plan Administrator), such Participant can choose to have the amount credited to such account paid as a single sum or in substantially equal annual installments (not to exceed 15 years). If a Participant chooses to have such account paid in annual installments, such election must be made not later than in the calendar year preceding the calendar year in which he retires or otherwise terminates employment. Otherwise, the account will be paid as directed by the Plan Administrator and payment of such benefits will commence as





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soon as possible after the end of the month following a Participant's retirement, termination of employment, disability or death.

         6.3 Retirement Plan Benefit. Amounts payable to a Participant in accordance with Section 4.2 shall be paid to such Participant at the same time, in the same manner and subject to the same reductions as the benefits payable to such Participant under the MAPCO Pension Plan.

         6.4 No Rights to Specific Assets. Except as otherwise expressly provided in Section 6.5, the provisions of this Section 6.4 shall govern the rights of Participants with respect to the assets of any Participating Company or any funding vehicle established under this SERP. Benefits payable under the SERP to any person shall be paid directly by the Participating Company which employed such Participant. Nothing contained in this SERP and no action taken pursuant to the provisions of this SERP shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any Participating Company and any Employee, any designated beneficiary or any other person. Any funds representing amounts credited to a Participant's account hereunder shall at all times remain the property of the Participating Company which employs such Participant and such funds shall continue for all purposes to be a part of the general funds of such Participating Company, and be used by such Participating Company for any corporate purpose. No person other than such Participating





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Company shall by virtue of the provisions of this SERP have any interest whatsoever in any specific assets of the Participating Company including any such funds. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM A PARTICIPATING COMPANY UNDER THIS SERP SUCH RIGHT SHALL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF SUCH PARTICIPATING COMPANY.

         6.5 Trust. Notwithstanding the provisions of section 6.4, MAPCO at its discretion, by resolution of its Board of Directors, may establish one or more trusts with such trustees or adopt such other funding vehicles as the Compensation Committee of MAPCO's Board of Directors may recommend for the purpose of providing for the payment of the supplemental benefits. Any such trust or trusts may be irrevocable. The assets of any such trust shall be subject to the claims of the Participating Company's creditors, unless the Compensation Committee shall amend such trust to cause its assets to be insulated from such claims. To the extent any benefits provided under the SERP are actually paid from any such trust or by any other third party pursuant to any such vehicle, a Participating Company shall have no further obligation with respect thereto but to the extent not so paid such benefits shall remain the obligation of and shall be paid by such Participating Company. Any trust or trusts or any other vehicle shall be funded to the extent determined by MAPCO. However, in the case of a Change in Control, any such trust or trusts or any other vehicle shall be





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immediately funded by the Participating Companies to the full extent necessary to pay the benefits of Participants accrued to the date of such Change in Control. For purposes of funding the benefits accrued under Section 4.2, the present value of such benefits shall be determined on an actuarial basis using the actuarial assumptions and the actuarial method then in effect for purposes of funding benefits under the MAPCO Pension Plan.

         6.6 Hardship Withdrawals. Notwithstanding anything else in this SERP to the contrary, with the consent of the Compensation Committee a Participant may make on account of Hardship a withdrawal from his account established under Section 6.1. For purposes of this Section 6.6, Hardship shall mean a financial need of the Participant occasioned by requirements for the education of the Participant's dependents, the purchase of a principal residence, an illness of the Participant or one of his dependents, or such other purpose of an emergency or long-range nature as may be approved by the Compensation Committee. Any withdrawal on account of Hardship shall not exceed that amount determined by the Compensation Committee to be required to alleviate the Hardship. The Compensation Committee may in its discretion limit any hardship withdrawals to amounts credited to a Participant's account pursuant to Section 5.1 or impose additional conditions on any withdrawals of any other amounts. A Participant seeking to make a withdrawal under this
Section 6.6 shall complete such forms and provide the





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Compensation Committee with such documents as the Compensation Committee may reasonably request.


                                  ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Administration. The Plan Administrator of the SERP shall be MAPCO. The Plan Administrator may delegate responsibility for the day-to-day administration and operation of the SERP to such employees of MAPCO or any Participating Company as it may designate from time to time. The Plan Administrator shall have the authority to interpret and construe any and all provisions of the SERP. Any determination made by the Plan Administrator shall be final and conclusive. Neither MAPCO, the Board of Directors or any committee thereof nor any member of the Board of Directors, any employee of MAPCO or any Participating Company shall be liable for any act, omission, interpretation, construction or determination made in connection with the SERP in good faith and the members of the Board of Directors and the employees of MAPCO or any Participating Company shall be entitled to indemnification and reimbursement by MAPCO to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omissions and conduct in their official capacity with respect to the SERP.

         7.2 Beneficiary. Each Participant under the SERP may designate a beneficiary or beneficiaries (which may be other than a natural person) to receive all supplemental benefits





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which may be payable under this SERP at the Participant's death, subject, however, to the rights of any spouse or contingent pensioner as described in the MAPCO Pension Plan with respect to the benefits payable hereunder which supplement such MAPCO Pension Plan. Such beneficiary designation shall be made on a form furnished by the Plan Administrator, and may at any time and from time to time be changed or revoked without notice to any beneficiary, but such change or revocation shall not be effective unless and until filed with the Plan Administrator. In the absence of a beneficiary designation, and subject to the rights of any contingent pensioner as provided in Section 4.2, the supplemental benefits shall be paid to the Participant's spouse, if such spouse shall survive the Participant, or otherwise to the Participant's estate.

         7.3 Non-Guarantee of Employment. Nothing contained in this SERP shall be construed as a contract of employment between a Participating Company and any Employee, or as a right of any Employee to be continued in the employment of a Participating Company, or to affect the right of a Participating Company to discharge any of its Employees, with or without cause.

         7.4 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality, no supplemental benefits payable at any time under the SERP shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment





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or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No supplemental benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his supplemental benefits under the SERP, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the SERP, then the Plan Administrator, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the SERP and hold or apply them to or for the benefit of such person entitled thereto under the SERP, his spouse, children, other dependents or designated beneficiary, or any of the above, in such manner as the Plan Administrator may deem proper.

         7.5 Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Plan
Administrator, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Plan Administrator may select.





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         7.6     Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         7.7 Controlling Law. To the extent not superseded by the law of the United States, the law of the State of Oklahoma shall be controlling in all matters relating to the SERP.

         7.8 Successors. This SERP is binding on MAPCO and each other Participating Company and will inure to the benefit of any successor of any such Participating Company, whether by purchase, merger, consolidation or otherwise.

         7.9 MAPCO Guarantee. In its discretion, MAPCO may elect to guarantee the obligations of any Participating Company to any Participant under this SERP.


                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

         8.1 Amendment of the SERP; Termination by MAPCO. The right to amend the SERP from time to time or to terminate the SERP is reserved to the Compensation Committee, provided however, that in no event shall any Participant's supplemental benefits accrued to the date of any such amendment or termination be modified or reduced by such action. Upon delivery to any Participating Company of an executed copy of an amendment or a notice of termination properly authorized and adopted by the Compensation Committee, the SERP as to such Participating Company shall be thereupon amended or terminated in accordance therewith.





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         8.2     Termination of Participation by a Participating Company. Any
Participating Company may at any time, by adoption of a resolution by its board of directors, terminate the SERP with respect to its Employees, provided however, that in no event shall its Participants' supplemental benefits, if any, accrued to the date of such termination, be modified or reduced by said termination. Said supplemental benefits shall constitute an irrevocable obligation of said Participating Company.

         The board of directors of a Participating Company which intends to terminate its participation in the Plan shall give ninety (90) days' notice in writing of its intention to MAPCO unless a shorter notice is agreed to by MAPCO.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the Supplemental Executive Retirement Plan, MAPCO Inc. has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunder authorized this 12th day of July, 1988.


ATTEST:                                      MAPCO INC.



By /s/ ROYSE M. PARR                             /s/ JAMES E. BARNES
   _____________________                     By  ________________________
   Secretary                                     James E. Barnes
                                                 Chairman of the Board of
                                                   Directors; President and
                                                   Chief Executive officer





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